Exhibit 10.19

PUBLIC BANK
大众银行
2ND FLOOR,275 & 277,JALAN MAHKOTA,,
TAMAN MALURI, CHERAS ,
55100 KUALA LUMPUR MALAYSIA

[FOR SCHEDULED GOODS USE ONLY]

HIRE PURCHASE AGREEMENT

No. 8001989931 (NOTE NO. 90010)

ORIGINAL

(To be completed in Block Letters)

SCHEDULE TO THE AGREEMENT OVERLEAF

PART 1 - PARTICULARS OF HIRER

Full Name : CL TECHNOLOGIES (INTERNATIONAL) SDN. BHD. NRIC No.: 201901005005 (1314332U)

Address : INFINITY TOWER LEVEL 7 UNIT 7-10, JLN SS6/3 SS6, 47301 PETALING JAYA, SELANGOR MALAYSIA

CL TECHNOLOGIES (INTERNATIONAL) SDN BHD 1314332-U

PART II - DESCRIPTION OF GOODS

(i)	Description of Goods	NISSAN
(ii)	New or Secondhand	SECONDHAND
(iii)	Registration No.	WD3983D
(iv)	Model	TEANA 2.5
(v)	Engine No.	QR25376226L
(vi)	Chassis or Serial No.	PN8BCAL33TCA03711
(vii)	Accessories	
(viii)	Goods to be kept at	INFINITY TOWER LEVEL 7 UNIT 7-10, JLN SS6/3 SS6, 47301 PETALING JAYA, SELANGOR MALAYSIA

CL TECHNOLOGIES (INTERNATIONAL) SDN BHD 1314332-U

PART III - TABLE OF PAYMENTS

(i)	Cash Price of Goods	RM ~~86,799.00~~ 90,300.00	
(ii)	Deposit	RM ~~27,100.00~~ 29,421.34	
	Cash (RM27,100.00)		
	other than Cash (RM~~0.00~~ 2,321.34)		
	Cash Price less Deposit	RM ~~59,699.00~~ 60,878.66	RM ~~59,699.00~~ 60,878.66
(iii)	Freight Charges, if any		RM 0.00
(iv)	Vehicle Registration Fees, if any		RM 0.00
(v)	Insurance for motor vehicle for first 12 months OR Insurance for Goods other than motor vehicles, for duration of Agreement		RM ~~3,501.00~~ 2,321.34
(vi)	Total of Items (i), (iii), (iv) and (v) less (ii)		RM 63,200.00
(vii)	Terms Charges: (a) rate per annum 3.26 % flat		
	(b) total amount of terms charges		RM 18,542.88
(viii)	BALANCE ORIGINALLY PAYABLE UNDER THIS AGREEMENT [Total of Items (vi) and (vii)]		RM 81,742.88
(ix)	Annual Percentage Rate of Terms Charges 5.94 %		
(x)	HIRE PURCHASE PRICE [Total of Items (viii) and (ii)]		RM ~~108,842.88~~ 111,164.22
(xi)	Difference between cash price of goods and the total amount you will have to pay		RM ~~22,043.88~~ 20,864.22

CL TECHNOLOGIES (INTERNATIONAL) SDN BHD 1314332-U

PART IV - PARTICULARS RELATING TO PAYMENTS

(i)	Date on which the hiring shall be deemed to have commenced	22/03/2022
(ii)	Duration of payment of instalments in number of months or years	108 MONTHS
(iii)	Number of instalments	108
(iv)	Amount of each instalment and one final instalment of RM743.88 (FINAL) (if applicable)	RM 757.00 (MONTHLY)
(v)	Instalments commencing on 22/04/2022 and thereafter on or before the 22nd day of each succeeding month.	

CL TECHNOLOGIES (INTERNATIONAL) SDN BHD 1314332-U

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AN AGREEMENT made between PUBLIC BANK BERHAD Registration No. 196501000672 (6463-H), a company incorporated in Malaysia and having its registered office at 27th Floor, Menara Public Bank, 146, Jalan Ampang, 50450 Kuala Lumpur (hereinafter called ‘the Owner’ which expression shall where the context so admits include its successors and assigns) of the one part and the Hirer described in Part 1 of the Schedule hereto (hereinafter called ‘the Hirer’) of the other part.

The Hirer also hereby expressly acknowledge and admit that the duly completed Second Schedule (Part I and Part II, whenever if applicable) to the Hire Purchase Act 1967 (“the Act”) had been duly served to the Hirer before the Hirer made any payment for Booking Fee and before the signing of this Agreement.

WHEREBY IT IS AGREED as follows:-

I.	LETTING

1.1	The Owner will let and the Hirer will take on hire the goods more particularly described in item (i) Part II of the Schedule hereto (hereinafter referred to as ‘the Goods’ which expression shall also include any accessories, replacements, renewals or additions thereto and in the case of a vehicle any body constructed upon the vehicle during the continuance of this Agreement) upon and subject to the terms and conditions contained herein and the provisions of the Act.

1.2	The Hirer hereby acknowledges and confirms that this Agreement had been duly completed prior to the execution hereof by the Hirer and that he has read and understood the contents herein.

II.	COMMENCEMENT

2.	The Hiring shall commence on the date appearing in Item (i) Part IV of the Schedule hereto.

III.	DEPOSIT

3.	On signing this Agreement the Hirer shall within seven (7) days from the date hereof pay to the Dealer/Vendor the amount of the deposit as shown in item (ii) Part III of the Schedule hereto (hereinafter called ‘the Deposit’). The Deposit is in consideration of the option to purchase contained in Clause 14 of this Agreement failing which, the Owner may terminate this Agreement with notice to the Hirer.

The Hirer also confirms and acknowledges that no deposit whatsoever has been paid to the Owner/Dealer/Seller or any person acting for the same prior to the signing of this Agreement except for the Booking Fee (if applicable) to the total amount not exceeding 1% of the cash price of the Goods.

IV.	INSTALMENTS AND OTHER PAYMENTS

4.1	The Hirer shall pay to the Owner without any prior demand the monthly instalments specified in Part IV of the Schedule hereto (hereinafter called ‘instalments’). The instalments are to be paid to the Owner at the Owner’s branch address first above written or to such other person or at such other address as the Owner may determine. The Hirer’s liability to pay the instalments shall continue notwithstanding any defects in the Goods or the breakdown, loss of or damage to the Goods.

The Owner shall be entitled to appropriate first from any payment received from the Hirer any sum due from the Hirer under Clauses 6, 7.2.3, 10 and/or 13.5 herein. The rights given by this Clause shall be without prejudice to any other rights conferred upon the Owner by this Agreement or by the Act in the event of any default by the Hirer in payment of any sum or sums due under Clauses 6, 7.2.3, 10 and/or 13.5 herein.

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4.2	All payments under this Agreement shall be in Malaysian Ringgit, free of exchange and bank commission. Should the Hirer make any payment of any sums payable under this Agreement to the Owner by post, such payments shall be at the Hirer’s risk. The date of receipt of such payments shall be the actual date of receipt by the Owner or by the person appointed by the Owner to receive payments on behalf of the Owner.

4.3	Payment by cheque of any sums payable under this Agreement shall only be credited to the Hirer after clearance of such cheques by the Owner’s bankers.

V.	EXCLUSIONS OF CONDITIONS AND WARRANTIES

5.1	All conditions and warranties as to quality, fitness and suitability are expressly negatived where the Goods are second hand and are described as such in Part II of the Schedule hereto and THE HIRER HEREBY ACKNOWLEDGES THAT THIS STATEMENT WAS BROUGHT TO HIS NOTICE BEFORE THE EXECUTION HEREOF.

5.2	Where the Goods are new and are described as such in Part II of the Schedule hereto, the Hirer hereby confirms that he has examined the Goods prior to the date hereof and as regards defects which such examination ought to have revealed the Goods are of merchantable quality. The Owner gives no warranty whatsoever in respect of the Goods as to description, fitness, roadworthiness (in the case of a motor vehicle), repair or otherwise nor shall the Owner be responsible for any delay in delivery.

5.3	The Hirer hereby confirms that he has NOT expressly or by implication made known to the Owner or any dealer or to any servant or agent of the Owner or the dealer any particular purpose for which the Goods are required.

5.4	The Hirer also acknowledges and admits that the declaration made by the Hirer declaring that the vehicle had not been altered and modified in its construction and structure and that the vehicle is not defective were made voluntarily by the Hirer and the same is true and genuine and the Hirer shall keep the Owner fully indemnified and compensated against any losses, damages and expenses in the event the same were not accurate and incorrect.

VI.	COVENANTS BY HIRER

6.1	The Hirer shall for the duration of this Agreement:-

6.1.1	at his own cost and expense keep the Goods in good order repair and condition to the satisfaction of the Owner and shall indemnify the Owner against all loss, damage, claims and expenses arising out of any damage to the Goods however caused. In the event of the Goods suffering any damage the Hirer shall forthwith and before incurring any expense in connection with the repair thereof notify the Owner who shall be entitled to repair the Goods or have the same repaired by a person selected by the Owner and in either case at the expense of the Hirer. The Hirer shall on demand reimburse the Owner any expenses or charges incurred by the Owner for and in connection with the repair of the Goods Provided Always that the Hirer shall be prohibited from creating any lien or pledging the Owner’s credit for the repair of the Goods or for any other purpose whatsoever and the Hirer shall notify all persons concerned of this prohibition. If the Hirer creates or attempts to create any lien over the Goods then the hiring hereunder shall automatically terminate and the Hirer shall no longer be in lawful possession of the Goods with the Owner’s consent;

6.1.2	punctually pay all license fees, applicable taxes whether currently in force or to be implemented and chargeable by law, registration fees and all other charges payable in respect of the Goods and its use failing which the Owner shall be at liberty, but shall not be bound, to make such payments. If such payments shall be made by the Owner the Hirer shall repay the same to the Owner on demand;

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6.1.3	comply with and conform to all statutes, rules and regulations and instructions of the relevant authorities in connection with the Goods or the use thereof and to indemnify the Owner against any claims and costs whatsoever arising out of the use, operation or keeping of the Goods or in any manner relating thereto;

6.1.4	obtain all necessary licenses, permits and permissions for the use of the Goods and not to use the Goods or permit the same to be used contrary to law or any regulation or byelaw for the time being in force;

6.1.5	inform the Owner immediately if the Goods are the subject matter of any litigation, legal proceedings, seizure, forfeiture, legal execution, distrain or lien by any person and shall bear all costs and expenses (including legal costs on a solicitor and client basis) to have the Goods released therefrom;

6.1.6	keep the Goods in his own possession and not conceal the Goods or to alter them or any identifying number or mark thereon;

6.1.7	notify the Owner immediately in writing of any change in the Hirer’s address and not to remove the Goods out of Malaysia where it is located at the Hirer’s address given in this Agreement without the Owner’s previous consent in writing; and

6.1.8	on request by the Owner, produce the Goods for inspection and test by the Owner, its agent or servant.

6.2	In addition, if the Goods are a motor vehicle the Hirer shall NOT:-

6.2.1	change the registration centre of the vehicle without the prior consent in writing of the Owner;

6.2.2	allow any person to drive the vehicle except any person permitted to drive under the terms of any policy of insurance for the time being in force as required by Clause 7 of this Agreement;

6.2.3	drive the vehicle out of, or allow the vehicle to leave:-

a)	the territory of Peninsular Malaysia, if the Hirer’s address is within Peninsular Malaysia,

b)	the territory of Sarawak if the Hirer’s address is within Sarawak, and

c)	the territory of Sabah if the Hirer’s address is within Sabah;

6.2.4	use or permit the vehicle to be used except where such use is covered by any policy of insurance referred to in Clause 7 hereof;

6.2.5	use or permit the vehicle to be used contrary to law or in any manner which may cause or result in the vehicle being seized, confiscated or forfeited. In the event of such use the hiring hereunder shall automatically terminate and the Hirer shall no longer be in lawful possession of the vehicle with the Owner’s consent; or

6.2.6	cause or allow the Owner’s endorsement of ownership on the registration card for the vehicle to be cancelled.

6.3	In addition, where the Goods are consumer goods within the meaning of the Act, the Hirer:

6.3.1	shall punctually pay all rents and other outgoings payable in respect of the premises where the Goods may for the time being be kept, in default of which the hiring hereunder shall automatically terminate and the Hirer shall no longer be in lawful possession of the Goods with the Owner’s consent;

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6.3.2	shall produce to the Owner on demand the latest receipts in respect of all rent and other outgoings paid in respect of such premises where the Goods are kept;

6.3.3	at the Owner’s request shall produce a written acknowledgement from the Landlord of such premises that the Goods are the property of the Owner and that the Landlord agrees not to treat the Goods as a fixture or fitting forming a part of such immovable property; and

6.3.4	shall take or cause to be taken all such steps as are necessary to prevent title to the Goods from passing to the Landlord or any person,

6.4	The Hirer agrees and covenants that, the Hirer shall on the Hirer’s own volition and at the Hirer’s own cost and expense ensure that the Goods, where required by law, shall at all material time possess a valid import permit or license from the relevant authority. The Hirer shall also ensure that all and any applicable and payable duty, taxes and/or fee in respect of the Goods or the use of the same has been paid and/or shall be paid by the Hirer whether the same accrued before or after this Agreement is signed.

Non compliance of this provision by the Hirer due to whatever reason shall be an event of default on part of the Hirer that goes to the roots of the Agreement and the Owner shall be entitled to terminate the Agreement and to recover from the Hirer the net amount outstanding under this Agreement including all amounts paid by the Owner to the relevant authority and/or incurred by the Owner in making such payment to the relevant authority in respect of the Goods.

VII.	INSURANCE

7.1	Where the Goods are not a motor vehicle, the Owner will, at the expense of the Hirer and for the duration of this Agreement, cause the Goods to be insured in the Hirer’s name to the full replacement value thereof against fire, accident and theft and such other risks as the Owner may from time to time require with such insurance company acceptable to the Owner under a all risk policy in the name of the Hirer bearing an endorsement recording the Owner’s interest in the Goods and subject to such terms and conditions as the Owner would require if the Owner were arranging the insurance and in particular a provision that any monies payable to the Hirer under the policy shall be paid to the Owner. All amounts payable in respect of such insurance shall form part of the Hire Purchase Price.

7.2	Where the Goods are a motor vehicle:-

7.2.1	in respect of the first twelve (12) months of the hiring period, the Owner will, at the expense of the Hirer, cause the vehicle to be insured in the Hirer’s name to the full replacement value thereof against fire, accident and theft and such other risks as the Owner may from time to time require with such insurance company acceptable to the Owner under a comprehensive policy in the name of the Hirer bearing an endorsement recording the Owner’s interest, in the vehicle and subject to such terms and conditions as the Owner would require if the Owner were arranging the insurance and in particular a provision that any monies payable to the Hirer under the policy shall be paid to the Owner. All amounts payable in respect of such insurance shall form part of the Hire Purchase Price;

7.2.2	in respect of the hiring period immediately following the first twelve (12) months, the Hirer shall, at his expense, cause the vehicle to be insured in the Hirer’s name to the full replacement value thereof against fire, accident and theft and such other risks as the Owner may from time to time require with such insurance company acceptable to the Owner under a comprehensive policy in the name of the Hirer bearing an endorsement recording the Owner’s interest in the vehicle and subject to such terms and conditions as the Owner would require if the Owner were arranging the insurance and in particular a provision that any monies payable to the Hirer under the policy shall be paid to the Owner;

7.2.3	if the Hirer shall default in his obligations under Clause 7.2.2 hereof, the Owner shall be at liberty, but shall not be bound, to cause the vehicle to be insured and any costs thereof incurred by the Owner shall be borne by the Hirer and shall be payable on demand and the Owner may at its discretion debit such cost to the account of the Hirer;

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7.2.4	the Hirer shall not change the insurers for the vehicle under Clause 7.2.2 hereof without the prior written consent of the Owner; and

7.2.5	the Hirer shall, not less than fourteen (14) days before the date of expiry of a policy arranged by the Hirer under Clause 7.2.2, inform the Owner that he has renewed such policy or that he has caused a fresh policy of insurance, which complies with the requirements of Clause 7.2.2 hereof to be issued by another insurance company acceptable to the Owner.

7.3	The Hirer hereby irrevocably appoints the Owner his agent to compromise and/or recover in the Hirer’s or the Owner’s name any claim for loss or damage under all insurance policies in respect of the goods and to receive all monies payable thereunder and to give to the insurers a good receipt and discharge for the same.

7.4	All insurance policies in respect of the Goods together with receipts for premia payable thereunder shall during the currency of this Agreement be delivered into the Owner’s custody if the Owner so requires.

7.5	Any insurance moneys received in respect of the Goods shall first be applied in paying to the Owner the unpaid balance of the Hire Purchase Price less statutory rebate (if any) and any other sums payable by the Hirer under this Agreement and then in paying any surplus to the Hirer. If after payment of the said insurance monies to the Owner any part of the Hire Purchase Price or any other sums payable by the Hirer under this Agreement shall remain unpaid the same shall forthwith become payable by the Hirer.

7.6	The Hirer shall not do or omit to do or permit or suffer to be done or omit to be done any act or thing which may invalidate or prejudice any insurance cover over the Goods or which may entitle the insurers to repudiate liability.

VIII.	PROHIBITION OF DEALINGS WITH GOODS

8.1	The Hirer shall NOT:-

8.1.1	sell, transfer, dispose of or encumber the Goods or any right, title or interest therein or sub-let or part with possession of the Goods or attempt, purport or agree so to do and the Hirer shall also not use or suffer the Goods to be used contrary to law or in any manner by reason of which the Goods may become liable to seizure, confiscation or forfeiture and in the event of any breach of this sub-clause by the Hirer, the hiring hereunder shall automatically terminate and the Hirer shall no longer be in lawful possession of the Goods with the Owner’s consent and the Owner shall be entitled (but shall not be bound) without prejudice to any other rights and remedies under this Agreement, to pay to any third party such sum as is necessary to procure the release of the Goods from any encumbrance and shall be entitled to recover such sum from the Hirer forthwith.

8.1.2	assign his rights, title and interest under this Agreement without the previous consent in writing of the Owner; or

8.1.3	sell, charge, mortgage, sub-let or otherwise dispose of any land or building on or in which the Goods are kept, or attempt or purport or agree to do so without giving to the Owner at least one (1) month’s prior notice in writing and the Hirer shall in any event procure that such sale, mortgage, charge, sub-lease or other disposition as the case may be does not include the Goods and is made subject to the Owner’s right to repossess the Goods at any time (whether or not the same or any part thereof shall have become affixed to the said land or building) and for that purpose to enter upon such land or building and sever the Goods therefrom.

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IX.	LOSS OF AND DAMAGE TO GOODS

9.	The Hirer shall indemnify the Owner against loss of or damage to the Goods or any part thereof from any cause or by any means whatsoever including seizure, confiscation or forfeiture. It is hereby agreed that the Owner’s loss shall, for the purpose of this Clause, be a sum equivalent to the aggregate of:-

(i)	balance originally due under this Agreement;

(ii)	late charges, if any;

(iii)	any other sums payable by the Hirer under this Agreement,

LESS the aggregate of:-

(a)	any amounts (other than the Deposit) paid by or on behalf of the Hirer under this Agreement;

(b)	statutory rebate for terms charges, if any, and

(c)	statutory rebate for insurance, if any,

as if the Hirer had elected to exercise his right of early completion of this Agreement under Section 14 of the Act and such early completion had taken place on the date of the loss or destruction without the Owner taking possession of the Goods or the Hirer returning the Goods to the Owner as contemplated by Sections 14.3(b) and 14.3(c) respectively.

X.	LATE CHARGES

10.	The Hirer shall pay to the Owner interest at the rate of eight per centum (8%) per annum (or at such other rate of interest as may be prescribed from time to time by the Act) simple interest calculated on a daily basis on any monies payable under this Agreement which may from time to time be overdue from the Hirer.

XI.	EARLY COMPLETION BY HIRER

11.1	The Hirer may at any time during the continuance of this Agreement and before the due date for payment of the last instalment, on giving fourteen (14) days notice in writing of his intention to do so, complete the purchase of the Goods on or before the day specified for that purpose in the notice, by paying to the Owner a sum equivalent to the aggregate of:-

(i)	the balance originally due under this Agreement;

(ii)	late charges, if any,

(iii)	any other sums payable by the Hirer under this Agreement,

LESS the aggregate of:-

(a)	any amounts (other than the Deposit) paid or provided by or on behalf of the Hirer under this Agreement;

(b)	statutory rebate for terms charges, if any,

(c)	if any policy of insurance in respect of the Goods is cancelled, statutory rebate for insurance, if any.

11.2	The rights set out in Clause 11.1 may also be exercised by the Hirer:-

11.2.1	in the circumstances set out in Section 14(3)(b) and by paying within twenty-one (21) days after the Owner has served a notice in the form of the Fifth Schedule to the Act, a sum calculated in accordance with Clause 11.1 together with (i) all costs and expenses incurred by the Owner in taking possession of the goods (including legal costs of the Owner on a solicitor and client basis) in tracing and/or endeavouring to take possession of the Goods or in attempting to recover payment of any sums payable by the Hirer to the Owner under this Agreement (ii) all storage, repair and maintenance charges incurred by the Owner in respect of the Goods; and

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11.2.2	in the circumstances set out in Section 14(3)(c) where the Hirer has returned the Goods to the Owner, by paying to the Owner the sum calculated in accordance with Clause 11.1 within twenty- one (21) days after the Owner has served a notice in the form of the Fourth Schedule to the Act.

XII.	TERMINATION BY HIRER

12.1	The Hirer may at any time terminate this Agreement by returning the Goods to the Owner in accordance with Section 15(1), (2) or (3) of the Act and by paying to the Owner the balance outstanding under this Agreement, subject however to the provisions of Clause 12.3.

12.2	If this Agreement is determined pursuant to Clause 12.1 hereof, the Hirer, may, in lieu of paying to the Owner the balance outstanding under this Agreement and subject to the provisions of Clause 12.3 require the Owner to sell the Goods to any person introduced by the Hirer who is prepared to buy the Goods for cash payable immediately, at a price acceptable to the Owner.

12.3	Upon the Goods being returned under Clause 12.1 hereof:-

12.3.1	if the value of the Goods at the time of their return to the Owner is more than the balance outstanding under this Agreement, the Hirer is entitled to the difference which is recoverable as a debt due;

12.3.2	if the value of the Goods at the time of their return to the Owner is less than the balance outstanding under this Agreement, the Owner shall be entitled to the difference which is recoverable as a debt due;

12.4	For purposes of this Clause:-

12.4.1	‘balance outstanding under this Agreement’ means the aggregate of:-

(i)	the balance originally payable under this Agreement;

(ii)	late charges on overdue instalments and

(iii)	other sums payable by the Hirer under this Agreement,

LESS

(a)	the amount paid by or on behalf of the Hirer under this Agreement (excluding the Deposit);

(b)	Statutory rebate for terms charges, and

(c)	if any policy of insurance in respect of the Goods is cancelled, statutory rebate for insurance, if any.

12.4.2	‘value of the Goods at the time of their return to the Owner’ means (i) the best price that could reasonably be obtained by the Owner, or (ii) if the Hirer had introduced a person who bought the Goods for cash pursuant to Clause 12.2 hereof, the amount paid by such person.

XIII.	TERMINATION BY OWNER

13.1	Subject to the Owner complying with the provisions of the Act, in the case of any breach of the provisions of this Agreement relating to the payment of instalments;

(i)	if the Hirer shall default in payment of any other sum due under this Agreement; or

(ii)	if the Hirer shall fail to observe or perform any of the other terms and conditions of this Agreement; or

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(iii)	any cheque given by the Hirer as or as part of the Deposit is dishonoured; or

(iv)	any Goods sold by the Hirer as or as part of the said Deposit to the Owner or the dealer are found not to be the Hirer’s absolute unencumbered property or

(v)	execution or distress is levied against the Hirer or his assets or property, or

(vi)	if the Hirer being a company, a receiver and/or manager is appointed over any part of the Hirer’s assets or property,

then and in any of the said events the Owner shall be entitled to immediate possession of the Goods.

Subject to the Owner complying with the provisions of the Act in the case of any breach of the provisions of this Agreement relating to the payment of instalments, the Owner may:-

13.1.1	immediately terminate the hiring without notice and resume possession of the Goods and for this purpose to enter upon any premises where the Goods may be found and thereafter if the Owner has taken possession of the Goods under Section 16 of the Act, Sections 16A to 19 of the Act shall apply;

OR

13.1.2	by written notice sent by post or left at the Hirer’s address stated in this Agreement or at the Hirer’s last known address forthwith determine and end this Agreement and the hiring thereby constituted and thereupon the Hirer shall no longer be in possession of the Goods with the Owner’s consent and the Hirer shall deliver up possession of the Goods forthwith to the Owner at the address specified in the said notice.

13.2	In the event that this Agreement is terminated under Sub-Clause 13.1.l and the Owner resumes possession of the Goods, subject to the Owner complying with the provisions of Sections 16, 16A, 17, 18 and 19 of the Act, the Owner shall be entitled to recover from the Hirer the net amount outstanding under this Agreement and if the Goods are subsequently sold by the Owner, the Hirer shall be entitled to the value of the Goods at the time of the Owner taking possession thereof.

13.3	In the event that this Agreement is terminated under Sub-Clause 13.1.2. the Owner shall be entitled to recover from the Hirer the net amount outstanding under this Agreement and possession of the Goods Provided That if the Owner takes possession of the Goods subsequently the Hirer shall be entitled to the value of the Goods at the time of the Owner taking possession thereof.

13.4	If the Owner shall for any reason whatsoever be unable or unwilling to take possession of the Goods upon the occurrence of any of the events set out in Clause 13.1, the Owner shall be entitled at its option, in lieu of resuming possession of the Goods to recover on demand from the Hirer the net amount outstanding under this Agreement. Upon the Owner taking possession of the Goods however, the Owner shall be entitled to sell the Goods by private treaty or by public auction Provided That the Owner shall comply with the provisions of Section 18(4) of the Act.

13.5	If the Owner, upon the occurrence of any of the event set out in Clause 13.1, shall have taken steps for the resumption of possession of the Goods and shall in consequence have incurred costs and expenses including legal costs on a solicitor and client basis, the Hirer shall forthwith repay to the Owner all such costs and expenses. Subject to the Owner having complied with the provisions of the Act in the case of any breach of the provisions of this Agreement relating to the payment of instalments, the payment of such costs and expenses by the Hirer shall be a condition precedent to any reinstatement of this Agreement and in default of payment thereof prior to reinstatement of this Agreement the Owner shall be entitled to resume possession by reason of such non-payment notwithstanding any tender by the Hirer of arrears of instalments and interest on overdue instalments.

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13.6	At the expiration or on the earlier determination of the hiring (unless the Goods have become the property of the Hirer hereunder) the Hirer shall forthwith deliver up the Goods to the Owner at the branch address shown in this Agreement or at any other address advised in writing by the Owner to the Hirer, in a good state of repair and shall also, if the Goods are a motor vehicle, return the vehicle in a roadworthy condition and surrender to the Owner the registration book of the vehicle and execute and deliver to the Owner any documents necessary to have the name of the Hirer removed from the register of motor vehicles and the registration book and the name of the Owner or any person nominated by the Owner entered thereon.

13.7	For purposes of this Clause:-

13.7.1	‘net amount outstanding under this Agreement’ means the aggregate of:-

(i)	the Hire Purchase Price;

(ii)	late charges;

(iii)	other sums payable by the Hirer to the Owner under this Agreement;

(iv)	all costs and expenses incurred by the Owner in taking possession of the Goods (including legal costs of the Owner on a solicitor and client basis) in tracing and/or endeavoring to take possession of the Goods or in attempting to recover payment of any sums payable by the Hirer to the Owner under this Agreement;

(v)	where the Owner resumes possession of the Goods, all storage, repair and maintenance charges incurred in respect of the Goods; and

(vi)	all costs and expenses of selling or otherwise disposing of the Goods (whether or not the Goods have subsequently been sold)

LESS the aggregate of:

(a)	the amount paid by or on behalf of the Hirer under this Agreement whether by cash or other consideration;

(b)	statutory rebate for terms charges, if any, and

(c)	if any policy of insurance in respect of the Goods is cancelled, statutory rebate for insurance, if any;

13.7.2	‘value of the Goods at the time of the Owner taking possession thereof’ means the Owner’s estimate of the value of the Goods at the time of their repossession and in the event that the Goods are subsequently sold, the best price that could be reasonably obtained by the Owner at the time of their sale, or if the Hirer has introduced a person who has bought the Goods for cash, the amount paid by that person.

XIV.	OPTION TO PURCHASE

14.	This Agreement shall not be nor be construed to be a purchase or an agreement for the purchase of the Goods by the Hirer but if the Hirer shall duly perform and observe all the stipulations and conditions in this Agreement on his part to be performed and observed and shall in the manner set out in this Agreement pay to the Owner all sums of money payable to the Owner by the Hirer hereunder the Hirer shall have an option of purchasing the Goods and upon exercising such option of purchasing the Goods the hiring shall come to an end and the Goods shall become the property of the Hirer and the Owner will assign and make over all the Owner’s right benefit and interest in the Goods to the Hirer but until all such payments as aforesaid have been made and the said stipulations and conditions have been performed and the option has been exercised the Goods shall remain the absolute property of the Owner and the Hirer shall not have any right or interest in the Goods other than that of a bailee.

XV.	SEVERAL HIRERS

15.	Where the expression ‘the Hirer’ used herein comprises two or more persons then each and every person shall be severally as well as jointly liable to the Owner for the due performance and observance of all provisions terms and conditions of this Agreement and every part thereof.

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CL TECHNOLOGIES (INTERNATIONAL) SDN. BHD.

XVI.	EFFECT OF WAIVER OR INDULGENCES

16.	No waiver by the Owner of any breach by the Hirer of any of his obligations under this Agreement shall operate as a waiver or notice of or consent to any subsequent breach. No time or other indulgence granted by the Owner shall affect its strict rights under this Agreement.

XVII.	ARTICLES LEFT IN GOODS

17.	The Owner shall not be responsible for any property or articles alleged by the Hirer to have been left in repossessed or returned Goods. In the event of any such property or articles being found in repossessed or returned Goods, unless they are collected by the Hirer within one (1) month of the Owner giving to the Hirer written notice of the Owner’s intention to sell such property or articles, the Owner may sell such property or articles after the expiration of the said period of one (1) month and the net proceeds of sale shall be credited to the Hirer’s account. Should the Owner be unable to sell the said property or articles they may be disposed of by the Owner as it determines fit or they may be destroyed. The Hirer shall indemnify the Owner against any claims by any third party to any articles so sold disposed of or destroyed in which such third party has or claims an interest.

XVIII.	SERVICE OF NOTICES

18.1	Any account, demand notice or other document required or authorised to be given by either of the parties hereto to the other under the Act shall be given in the manner prescribed by the Act.

18.2	Any other document, demand notice or statement of account required or authorised to be given by the Owner to the Hirer under this Agreement may be signed on behalf of the Owner by the Manager, Assistant Manager, Accountant or any other duly authorised officer of the Owner or by any solicitor or firm of solicitors acting or purporting to act for the Owner. Such document, demand notice or statement of account, as well as any Writ of Summons or other originating process against the Hirer shall have been given if served on the Hirer personally or sent to him by ordinary mail accompanied by a Certificate of Posting or left at the address stated in this Agreement or at his usual or last known business or private address and shall be received by the Hirer within forty-eight (48) hours after the date of such posting.

XIX.	WHEN INSTRUMENT BINDING ON OWNER

19.	This instrument shall not be binding upon the Owner until the Owner has executed:

(i)	its Consent in the form of Part II of the Second Schedule to the Act as well as this Agreement where negotiations leading to the making of this Agreement were made by the dealer with the Hirer; or

(ii)	this Agreement, where negotiations leading to the making of this Agreement were made directly by the Owner with the Hirer.

The provisions of this Clause shall not be affected or prejudiced by reason of any payment of money by the Hirer or the delivery of the Goods to the Hirer. Any such delivery shall, pending execution of the said consent and this instrument, by the Owner merely be conditional.

XX.	PLACE OF CONTRACT

20.	This Agreement shall be made in the State in which the Owner’s branch address as stated in the Agreement is located and any proceedings in respect of any cause of action arising hereunder shall be instituted, heard and determined in a court of competent jurisdiction in the said State. It is agreed that such Court shall possess territorial jurisdiction to hear and determine any such proceedings and the Hirer hereby irrevocably submits to the jurisdiction of such Court.

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CL TECHNOLOGIES (INTERNATIONAL) SDN. BHD.

XXI.	REFERENCES

21.1	In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:-

(i)	‘Act’ means the Hire Purchase Act 1967 (Revised - 1978) as amended by the Hire Purchase (Amendment) Act 1992 and includes all amendments thereto and re-enactments thereof;

(ii)	‘FSA’ means the Financial Services Act 2013 and includes all amendments thereto and re-enactment thereof;

(iii)	‘balance originally payable under this Agreement’ means the aggregate of (i) the cash price of the Goods (less the Deposit) (ii) freight charges, if any (iii) vehicle registration fees, if any (iv) insurance premium, and (v) terms charges;

(iv)	‘Hire Purchase Price’ or ‘total amount payable under this Agreement’ means the total sum originally payable by the Hirer for the hire of the Goods and to complete the purchase of the Goods, such sum being the aggregate of (i) the cash price of the Goods (ii) freight charges, if any (iii) vehicle registration fees, if any (iv) insurance premium and (v) terms charges;

(v)	‘insurance premium’ in respect of Goods which are motor vehicles, means the premium for insurance of the Goods described in Clause 7 hereof payable for the first twelve (12) months of this Agreement and in respect of other Goods set out in the First Schedule to the Act, means the premium for insurance of such Goods for the duration of this Agreement;

(vi)	‘late charges’ means interest on overdue payments as provided in Clause 10;

(vii)	‘Ringgit’ or ‘RM’ means the legal currency of Malaysia;

(viii)	words importing the singular number include the plural number and vice versa;

(ix)	words importing the masculine gender include the feminine and neuter genders.

21.2	All words and expressions used herein, unless expressly defined herein, have the same meanings ascribed to them in the Act.

21.3	All references to Clauses are to clauses in this Agreement and all references to Sections shall be to sections in the Act, unless otherwise stated.

XXII.	EFFECT OF HEADINGS

22.	The headings of the Clauses of this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation thereof.

XXIII.	SCHEDULE

23.	The Schedule hereto shall form an integral part of this Agreement.

XXIV.	TIME TO BE OF THE ESSENCE

24.	Time wherever mentioned in this Agreement shall be the essence of this Agreement.

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CL TECHNOLOGIES (INTERNATIONAL) SDN. BHD.

XXV.	FINANCIAL SERVICES ACT 2013 (‘FSA’)

25.1	The Hirer hereby represents and warrants to the Owner that none of the Hirer’s directors, managers, agents or guarantors nor any of their respective spouses, parents or children are in the employment of the Owner or any of the Owner’s subsidiary companies so as to result in the entering of this Agreement contravening any provisions of the FSA or any Guidelines or standards issued by the Central Bank of Malaysia and the Hirer hereby undertakes to inform the Owner immediately in the event such employment is entered into or is intended. The Owner reserves the right to terminate this Agreement under Clause 13.1.2 hereof if any provisions of the FSA or any Guidelines or standards issued by the Central Bank of Malaysia shall be breached or not complied with at any time,

25.2	The Hirer hereby expressly authorises the Owner, to give, produce, divulge, reveal, publish or otherwise disclose, or make a record of, the Hirer’s personal and financial particulars as well as particulars of the Hirer’s hire purchase account with the Owner, to any company related to the Owner within the meaning of the Companies Act 2016, or to any bureau or agencies established or approved by the Central Bank of Malaysia or registered and licensed under the Credit Reporting Agencies Act 2010 including the Central Credit Bureau, the Borrower Loans lnformation System, Central Credit Reference Information System (CCRIS), FIS Data Reference Sdn Bhd (FIS), RAM Credit Information Sdn Bhd (RAMCI), CTOS Data System Sdn Bhd (CTOS), Credit Bureau Malaysia Sdn Bhd (CBM), Dun & Bradstreet (Malaysia) Sdn Bhd (D&B), Experian Information Services (Malaysia) Sdn Bhd, Basis Corporation Sdn Bhd (Basis), The Edge Property and other bodies, bureaux, corporations or credit reporting agencies, as the case may be, for the purpose of collecting information from financial institutions regarding facilities granted or accounts maintained with such financial institutions or to any other authority or body (governmental or otherwise) as the Owner may be required to under any applicable law, regulations, directives or guidelines (whether having the force of law or otherwise), as well as to any party whom the Owner in the Owner’s judgement considers is making enquiries with a bona fide view to entering into a prospective transaction with the Hirer.

The Hirer understands that in order to provide or continue to make available the facilities under this Agreement, personal and credit information of the Hirer and/or the Guarantor may be disclosed to, shared with or received from relevant third parties, bodies, bureaux, corporations or credit reporting agencies more particularly stated above. The Bank will not be able to provide or continue to provide the facilities unless the Bank can disclose, share with or receive such personal or credit information from the said relevant third parties.

25.3	Besides that, the Hirer expressly consent, permit and authorise the Owner to disclose to any relevant authority, including but not limited to, the Central Bank of Malaysia and the officer or Controller or Assistant Controller appointed by the Ministry of Domestic Trade, Cooperatives and Consumerism all the Hirer’s information, documents, data, accounts, financial information whatsoever as may be requested by the relevant authority in accordance to the Laws of Malaysia,

XXVI.	OWNER’S RIGHT TO ASSIGN AGREEMENT

26.	The Owner shall be entitled at any time and without the consent of and without notice to the Hirer to transfer or assign all or any of the Owner’s rights, interests and benefit in or pursuant to this Agreement and/or in the Goods including but not limited to the license conferred on the Owner to enter upon the land or the premises to inspect and/or repossess the Goods, and the costs and expenses incidental to such assignment shall be paid by the Hirer and any recital or statement therein of the amount due to the Owner under or by virtue of these presents shall in the absence of manifest error be final and conclusive and binding for all purposes against the Hirer.

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SIGNATURE OF PARTIES

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals the _____________ day of 22 MAR 2022

SIGNED by:		SIGNED by the HIRER
for and on behalf of

PUBLIC BANK BERHAD

in the presence of:		in the presence of:

/s/ Lim Kian Hon		/s/ Lim Wai Yeong
Name of Witness:	Lim Kian Hon	Name of Witness:	Lim Wai Yeong
NRIC No.:	690707-06-5045	NRIC No.:	000727-14-0929
	22 MAR 2022		10 MAR 2022

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CL TECHNOLOGIES (INTERNATIONAL) SDN. BHD.

GUARANTEE

To: PUBLIC BANK BERHAD

IN CONSIDERATION OF your entering into aforesaid Hire Purchase Agreement dated the _______________ day of 22 MAR 2022 having at my/our request agreed to hire to the Hirer the Goods herein referred to I/WE HEREBY UNDERTAKE and GUARANTEE the payment of the said rents and all other sums of money which may become payable by the Hirer under the terms of the above written Agreement and the performance and observance of the said stipulations and conditions by the Hirer therein contained and I/we hereby UNDERTAKE TO INDEMNIFY you against all loss, damage or expense which you may sustain by reason of the neglect of the Hirer to observe or perform any of the stipulations on his part contained in the above written Agreement and I/we the Guarantor(s) agree that this Guarantee shall not be in anyway prejudiced, diminished, avoided, released or affected nor shall I/we be exonerated by you giving time to the Hirer granting him any indulgence or granting him any further or other credit or loan facility or facilities in and of any amount whatsoever or by you varying any terms and conditions (including but not limited to the imposition of new terms and conditions) or any transfer or assignment by you of all and/or any part of your rights, interests and benefits in or pursuant to the Hire Purchase Agreement and/or this Guarantee and the Hirer making any variation in the terms of the said Agreement (all of which things you shall be liberty to do) Provided that no variation shall make me/us liable for a greater maximum sum under this Guarantee than that for which I am/we are liable as the above written Agreement now stands and I/we agree as between me/us and you I/we shall be a principal debtor and I/we waive all suretyship and other rights inconsistent with the clause.

I/WE HEREBY ACKNOWLEDGE to have read the said Hire Purchase Agreement or a copy thereof.

I/We hereby acknowledge and agree that any correspondence notice or demand for payment may be made in writing and may be signed on your behalf by your Manager, Assistant Manager, Accountant or any other duly authorised officer or by any Solicitor or firm of Solicitors acting or purporting to act for you and shall have been given if served on me/us personally or sent to me/us by prepaid ordinary post and any legal process which includes writ of summons and other pleadings as well as all the other forms of originating process, interlocutory application of whatever nature affidavits, order and such documents other than the aforesaid which are required to be served under The Rules of Court 2012, Companies Act 2016, Insolvency Act 1967, Debtors Act 1957 or any other statute and the rules made thereunder may be sent to me/us by prepaid registered post to the address as stated herein or at my/our usual or last known business or private address and shall have been received by me/us within forty-eight (48) hours after the date of such posting.

I/We confirm that the contents and effects of this Letter of Guarantee have been explained to me/us before the execution thereof and I/we fully understand the legal implications and consequences of the same.

Dated this                                        day of 22 MAR 2022

/s/ Lim Wai Yeong		/s/ NG CHEN LOK
Witness to Guarantor’s Signature*		SIGNATURE OF GUARANTOR
Name:	Lim Wai Yeong	Name:	NG CHEN LOK
NRIC NO:	000727-14-0929	NRIC No:	870203065701

*(Other than husband or wife of Guarantor)

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